UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

John Bean Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 West Madison Street

Chicago, Illinois 60602

(Address of Principal executive offices, including Zip Code)

(312) 861-5900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 21, 2014, Kenneth C. Dunn, the Company’s Vice President, Assistant Secretary and General Counsel, notified the Company that he intends to retire from his current position effective April 30, 2014, and he will provide transitional legal and corporate sustainability advice and services to the Company through June 30, 2014. In the period from April 30 to his date of departure, Mr. Dunn will continue to be paid at his current compensation level including perquisites. Upon his retirement in July, Mr. Dunn will receive a lump sum payment equivalent to four months of his current base salary. Mr. Dunn will not participate in the Company’s 2014 annual incentive or long-term incentive programs. Mr. Dunn’s outstanding equity awards at his retirement will continue to be governed by all of the terms of the Company’s equity plan and the applicable award agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: March 26, 2014	By:	/s/ Mark K. Montague
	Name:	Mark K. Montague
	Title:	Vice President, Human Resources, and duly authorized officer

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